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                                                                     EXHIBIT 4.2

                          FORM OF AMENDED AND RESTATED

                           SECURITY HOLDERS' AGREEMENT

          This AMENDED AND RESTATED SECURITY HOLDERS' AGREEMENT ("Agreement"), dated as of June __, 2006, is among PGT, Inc., a Delaware corporation (the "Corporation") formerly known as JLL Window Holdings, Inc., JLL Partners Fund IV, L.P., a Delaware limited partnership ("Fund IV"), those employees of the Corporation listed on Schedule I hereto (the "Management Investors"), and each Additional Stockholder (as hereinafter defined).

                                   WITNESSETH

          WHEREAS, on January 29, 2004, each of the Corporation, Fund IV, and certain of the Management Investors entered into that certain Security Holders' Agreement (the "Original Agreement") to memorialize certain agreements with respect to the shares of Common Stock owned by such parties, and the other Management Investors became a party to the Original Agreement, all in accordance with the terms and conditions set forth therein; and

          WHEREAS, in connection with the Corporation's proposed Initial Public Offering (as hereinafter defined), the Corporation and each of the Stockholders (as hereinafter defined) desire to amend and restate the Original Agreement on the terms set forth herein, conditioned upon, subject to, and effective immediately prior to the consummation of the Corporation's Initial Public Offering.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

                                   ARTICLE I

                               Certain Definitions

          For purposes of this Agreement, the following terms shall have the following meanings:

               (a) The term "Affiliate" shall have the meaning set forth in Rule 405 promulgated under the Securities Act.

               (b) The term "Additional Stockholders" shall mean the Permitted Transferees of Fund IV.

               (c) The term "Board" shall mean the Board of Directors of the Corporation.

               (d) The term "Commission" shall mean the United States Securities and Exchange Commission or any successor agency.

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               (e) The term "Common Stock" shall mean the common stock, par value $.01 per share, of the Corporation.

               (f) The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

               (g) The term "Initial Public Offering" shall mean the first Public Offering of shares of Common Stock.

               (h) The term "Permitted Transferee" shall mean any Person to whom Fund IV Transfers Shares other than in a Public Offering or a sale pursuant to Rule 144 under the Securities Act and who, with the prior consent of Fund IV, agrees to be bound by the provisions of the Agreement.

               (i) The term "Person" shall mean any individual, firm, corporation, partnership, limited liability company, trust or other entity, and shall include any successor (by merger or otherwise) of such entity.

               (j) The term "Public Offering" shall mean a public offering of equity securities of the Corporation pursuant to an effective registration statement under the Securities Act (other than (i) a registration statement filed under Regulation A or on Form S-4 or any successor form or (ii) a registration statement filed on Form S-8 or any successor form).

               (k) The term "Registrable Securities" shall mean (i) the Shares owned by Fund IV on the date hereof and (ii) Shares acquired by Fund IV or one or more Additional Stockholders after the date hereof in accordance with the terms hereof. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a registration statement registering such securities under the Securities Act has been declared effective and such securities have been sold or otherwise transferred by the holder thereof pursuant to such effective registration statement, or (ii) such securities are sold in accordance with Rule 144 (or any successor provision) promulgated under the Securities Act, or (iii) such securities are transferred under circumstances in which any legend borne by the certificates for such securities relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed by the Corporation.

               (l) The term "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

               (m) The term "Shares" shall mean the shares of Common Stock owned by Fund IV on the date hereof and additional shares of Common Stock acquired by Fund IV and any Additional Stockholders after the date hereof, including shares of Common Stock acquired on the exercise of options or as a result of a subsequent purchase, conversion, reorganization, recapitalization, reclassification, stock dividend, split-up, sale of assets, distribution or redemption of securities.


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               (n) The term "Stockholder" shall mean Fund IV, each of the
Management Investors, and each of the Additional Stockholders.

               (o) The term "Transfer" shall mean any voluntary or involuntary attempt to, directly or indirectly through the transfer of interests in controlled Affiliates or otherwise, offer, sell, assign, transfer, grant a participation in, pledge or otherwise dispose of any shares of Common Stock, or the consummation of any such transactions, or the soliciting of any offers to purchase or otherwise acquire, or taking a pledge of, any of shares of Common Stock; provided, however, that the transfer of an interest in any of the Stockholders shall not be deemed to be a transfer.

                                   ARTICLE II

                  Representations and Warranties and Covenants

          Section 2.01 Representations and Warranties of the Corporation.

          The Corporation represents and warrants to each Stockholder, as of the date hereof, as follows:

               (a) Corporate Authority. The Corporation has full power and authority to execute, deliver and perform this Agreement;

               (b) Due Authorization. This Agreement has been duly and validly authorized, executed and delivered by the Corporation and constitutes a valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms, except that (i) the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting creditors' rights, (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought, and (iii) the rights to indemnity hereunder may be limited by federal or state securities laws or the public policy underlying such laws; and

               (c) No Conflict. The execution, delivery and performance of this Agreement by the Corporation do not violate or conflict with or constitute a default under (i) the Corporation's certificate of incorporation and by-laws,
(ii) any judgment, order or decree or statute, law, ordinance, rule or regulation of any governmental entity applicable to the Corporation or (iii) any material agreement to which it is a party or by which it or its property is bound.

          Section 2.02 Representations and Warranties of the Stockholders.

          Each Stockholder individually represents and warrants to each other Stockholder and the Corporation, as of the date hereof, as follows:


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               (a) Authority. The Stockholder (a) if not an individual, has full power, capacity and authority to execute, deliver and perform this Agreement,
(b) if an individual, is competent and has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby;

               (b) Due Authorization. This Agreement has been duly and validly authorized, executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except that (i) the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting creditors' rights, (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought, and (iii) the rights to indemnity and contribution hereunder may be limited by federal or state securities laws or the public policy underlying such laws;

               (c) No Conflict. The execution, delivery and performance of this Agreement by the Stockholder do not violate or conflict with or constitute a default under (i) the Stockholder's organizational documents, provided that this clause (i) is inapplicable to any Stockholder that is an individual, (ii) any judgment, order or decree or statute, law ordinance, rule or regulation of any governmental entity applicable to the Stockholder, or (iii) any material agreement to which the Stockholder is a party or by which it or its property is bound; and

               (d) Acquisition of Shares for Investment.

                    (i) Fund IV and each Additional Stockholder agree to the imprinting, so long as required by law, of legends on certificates representing all of the Shares acquired by such stockholder to the following effect:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF ("TRANSFERRED") EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF THE AMENDED AND RESTATED SECURITY HOLDERS' AGREEMENT DATED AS OF MAY __, 2006, AND MAY NOT BE TRANSFERRED UNLESS SUCH TRANSFER COMPLIES WITH THE PROVISIONS OF SUCH SECURITY HOLDERS' AGREEMENT. A COPY OF SUCH SECURITY HOLDERS' AGREEMENT IS ON FILE WITH THE SECRETARY OF PGT, INC., AND IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST THEREFOR. THE HOLDER OF THIS


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     CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL
     OF THE PROVISIONS OF THE AFORESAID SECURITY HOLDERS' AGREEMENT.

                    (ii) Each Additional Stockholder understands that the acquisition of the Shares by it has not been registered under the Securities Act for the reason that the issuance of the Shares is exempt under the Securities Act and that the reliance of the Corporation on such exemption is predicated in part on such Additional Stockholder's representations set forth herein. Each Additional Stockholder represents that either (a) it is experienced in evaluating companies such as the Corporation, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to suffer the total loss of its investment or (b) such Additional Stockholder is an "Accredited Investor" within the meaning of Rule 501 of Regulation D under the Securities Act, as presently in effect. Each Additional Stockholder further represents that it has had the opportunity to conduct due diligence on the Corporation, to ask questions of and receive answers from the Corporation concerning the terms and conditions of the offering and to obtain additional information to such Additional Stockholder's satisfaction.

          Section 2.03 Stockholder Covenants.

               (a) Each Stockholder agrees that it will not make known, disclose, furnish, make available or utilize any of the Corporation's confidential information, other than as required by law; provided that, prior to disclosing any of the confidential information required by law, such Stockholder will promptly notify the Corporation so that the Corporation may seek a protective order or other appropriate remedy. Confidential information does not include any information available to or already in the hands of the public, any information disclosed to such Stockholder by a third party who is not under a duty of confidentiality with respect to such information, or any information independently developed by such Stockholder without the use of confidential information of the Corporation.

               (b) Each Stockholder agrees that every Transfer of the shares of Common Stock owned by such Stockholder shall comply with all federal, state, and local securities laws applicable to such Transfer.

                                   ARTICLE III

                         Amendment to Original Agreement

               Section 3.01 Amendment. The Corporation, Fund IV, and each Management Investor agree that each of the provisions of the Original Agreement shall automatically terminate immediately prior to the consummation of the Initial Public Offering and shall thereafter be void and have no further force or effect, provided, however, that such termination of the Original Agreement shall not relieve any


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Stockholder from liability for any breach of the Original Agreement occurring prior to such termination.

          Section 3.02 Waiver of Tag-along Rights. Each of the Management Investors hereby waives any and all of his rights pursuant to Section 3.04 of the Original Agreement in connection with any Transfer by Fund IV of its shares of Common Stock in connection with the Initial Public Offering, including, without limitation, its right to exercise so-called tag-along rights and to notice thereof.

                                   ARTICLE IV

                               Registration Rights

          Section 4.01 Demand Registrations.

               (a) Requests for Registration. At any time after one hundred eighty (180) days following the consummation of the Initial Public Offering, subject to the conditions set forth herein, Fund IV shall be entitled to make a written request of the Corporation (a "Demand") for registration under the Securities Act of all or part of the Registrable Securities (a "Demand Registration"). Such Demand shall specify: (i) the aggregate number of Registrable Securities requested to be registered, (ii) the intended method of distribution in connection with such Demand Registration to the extent then known. Within ten (10) business days after receipt of a Demand, the Corporation shall give written notice of such Demand to all Additional Stockholders and shall include in such registration all Registrable Securities with respect to which the Corporation has received a written request for inclusion therein within twenty business (20) days after the receipt by such Additional Stockholder of the Corporation's notice required by Section 4.02 of this Agreement.

               (b) Number of Demand Registrations. Fund IV shall be entitled to three (3) Demand Registrations.

               (c) Satisfaction of Obligations. Subject to the provisions of
Section 4.03, a registration shall not be treated as a permitted Demand for a Demand Registration until (i) the applicable registration statement under the Securities Act has been filed with the Commission with respect to such Demand Registration (which shall include any registration statement that is not withdrawn by holders of Registrable Securities in the circumstances contemplated by Section 4.03), and (ii) such registration statement shall have been maintained continuously effective for a period of at least ninety (90) days or such shorter period during which all Registrable Securities included therein have been disposed of thereunder in accordance with the method of distribution set forth in such registration statement.

               (d) Availability of Short Form Registrations. The Corporation shall use its best efforts to comply with the requirements for use of short form registration for the sale of Registrable Securities under the Securities Act.


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               (e) Restrictions on Demand Registrations. The Corporation shall not be obligated (i) in the case of a Demand Registration, to maintain the effectiveness of a registration statement under the Securities Act, for a period longer than ninety (90) days or (ii) to effect any Demand Registration within one hundred eighty (180) days after the effective date of (A) a registration in which Fund IV and the Additional Stockholders were given "piggyback" rights pursuant to Section 4.02 hereof (provided that, with respect to such a registration in which such piggyback rights were exercised, Fund IV and the Additional Stockholders exercising such piggyback rights were permitted to include in such registration fifty percent (50%) of the Registrable Securities that Fund IV and such Additional Stockholders sought to include therein) or (B) any other Demand Registration. In addition, the Corporation shall be entitled to postpone (upon written notice to Fund IV and any Additional Stockholders) for up to ninety (90) days the filing or the effectiveness of a registration statement in respect of a Demand (but no more than once in any period of twelve (12) consecutive months) if the Board determines in good faith and in its reasonable judgment that effecting the Demand Registration in respect of such Demand would have a material adverse affect on any proposal or plan by the Corporation to engage in any debt or equity offering, material acquisition, or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer, or other similar transaction. In the event of a postponement by the Corporation of the filing or effectiveness of a registration statement in respect of a Demand, Fund IV shall have the right to withdraw such Demand in accordance with Section 4.03 hereof.

               (f) Participation in Demand Registrations. The Corporation shall not include any securities other than Registrable Securities in a Demand Registration, except with the written consent of Fund IV. If, in connection with a Demand Registration, any managing underwriter (or, if such Demand Registration is not an underwritten offering, a nationally recognized independent underwriter selected by Fund IV (which such underwriter shall be reasonably acceptable to the Corporation and whose fees and expenses shall be borne solely by the Corporation)) advises the Corporation and Fund IV that, in its opinion, the inclusion of all the Registrable Securities and, if authorized pursuant to this
Article IV, other securities of the Corporation, in each case, sought to be registered in connection with such Demand Registration would adversely affect the marketability of the Registrable Securities sought to be sold pursuant thereto, then the Corporation shall include in the registration statement applicable to such Demand Registration only such securities as the Corporation and Fund IV are advised by such underwriter can be sold without such an effect (the "Maximum Demand Number"), as follows and in the following order of priority:

                    (i) first, the number of Registrable Securities sought to be registered by Fund IV and the Additional Stockholders, pro rata in proportion to the number of Registrable Securities sought to be registered by Fund IV and each Additional Stockholder; and

                    (ii) second, if the number of Registrable Securities to be included under clause (i) above is less than the Maximum


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Demand Number, the number of securities sought to be included by each other seller, pro rata in proportion to the number of securities sought to be sold by all such other sellers, which in the aggregate, when added to the number of securities to be included pursuant to clause (i) above, equals the Maximum Demand Number.

               (g) Selection of Underwriters. If Fund IV requests that such Demand Registration be an underwritten offering, then Fund IV shall select a nationally recognized underwriter or underwriters to manage and administer such offering, such underwriter or underwriters, as the case may be, to be subject to the approval of the Corporation, which approval shall not be unreasonably withheld or delayed.

               (h) Other Registrations. If the Corporation has received a Demand and if the applicable registration statement in respect of such Demand has not been withdrawn or abandoned, the Corporation shall not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (other than a registration relating to the Corporation employee benefit plans, exchange offers by the Corporation or a merger or acquisition of a business or assets by the Corporation, including, without limitation, a registration on Form S-4 or Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least ninety (90) days has elapsed from the effective date of any Demand Registration, unless a shorter period of time is approved by Fund IV. Notwithstanding the foregoing, the Corporation shall be entitled to postpone any such Demand Registration and may file or cause to be effected such other registration in accordance with the terms of Section 4.01(e) hereof.

          Section 4.02 Piggyback Registrations.

               (a) Right to Piggyback. At any time after one hundred eighty
(180) days following the consummation of the Initial Public Offering, whenever the Corporation proposes to register any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (other than a registration relating to the Corporation employee benefit plans, exchange offers by the Corporation or a merger or acquisition of a business or assets by the Corporation including, without limitation, a registration on Form S-4 or Form S-8 or any successor form) (a "Piggyback Registration"), the Corporation shall give Fund IV and each of the Additional Stockholders prompt written notice thereof (but not less than ten
(10) business days prior to the filing by the Corporation with the Commission of any registration statement with respect thereto). Such notice (a "Piggyback Notice") shall specify, at a minimum, the number of securities proposed to be registered, the proposed date of filing of such registration statement with the Commission, the proposed method of distribution, the proposed managing underwriter or underwriters (if any and if known), and a good faith estimate by the Corporation of the proposed minimum offering price of such securities. Upon the written request of Fund IV or any Additional Stockholder given to the Secretary of the Corporation within ten (10) business days of receipt by Fund IV or


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any such Additional Stockholder of the Piggyback Notice (which written request shall specify the number of Registrable Securities intended to be disposed of by Fund IV and any such Additional Stockholder and the intended method of distribution thereof), the Corporation shall include in such registration all Registrable Securities with respect to which the Corporation has received such written requests for inclusion.

               (b) Priority on Piggyback Registrations. If, in connection with a Piggyback Registration, any managing underwriter (or, if such Piggyback Registration is not an underwritten offering, a nationally recognized independent underwriter selected by the Corporation (reasonably acceptable to Fund IV and whose fees and expenses shall be borne solely by the Corporation)) advises the Corporation and the holders of the Registrable Securities sought to be included in such Piggyback Registration, that, in its opinion, the inclusion of all the securities sought to be included in such Piggyback Registration by the Corporation, any Persons who have sought to have shares registered thereunder pursuant to rights to demand (other than pursuant to so-called "piggyback" or other incidental or participation registration rights) such registration (such demand rights being "Other Demand Rights" and such Persons being "Other Demanding Sellers"), any holders of Registrable Securities seeking to sell such securities in such Piggyback Registration ("Piggyback Sellers"), and any other proposed sellers, in each case, if any, would adversely affect the marketability of the securities sought to be sold pursuant thereto, then the Corporation shall include in the registration statement applicable to such Piggyback Registration only such securities as the Corporation, the Other Demanding Sellers, and the Piggyback Sellers are so advised by such underwriter can be sold without such an effect (the "Maximum Piggyback Number"), as follows and in the following order of priority:

                    (i) if the Piggyback Registration is an offering on behalf of the Corporation and not any Person exercising Other Demand Rights (whether or not other Persons seek to include securities therein pursuant to so-called "piggyback" or other incidental or participatory registration rights) (a "Primary Offering"), then (A) first, such number of securities to be sold by the Corporation as the Corporation, in its reasonable judgment and acting in good faith and in accordance with sound financial practice, shall have determined, and (B) second, if the number of securities to be included under clause (A) above is less than the Maximum Piggyback Number, the number of Registrable Securities sought to be registered by each Piggyback Seller, pro rata in proportion to the number of Registrable Securities sought to be registered by all the Piggyback Sellers and all other proposed sellers, which in the aggregate, when added to the number of securities to be registered under clause
(A) above, equals the Maximum Piggyback Number; and

                    (ii) if the Piggyback Registration is an offering other than pursuant to a Primary Offering, then (A) first, such number of securities sought to be registered by each Other Demanding Seller, pro rata in proportion to the number of securities sought to be registered by all such Other Demanding Sellers and (B) second, if the number of securities to be included


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under clause (A) above is less than the Maximum Piggyback Number, the number of
Registrable Securities sought to be registered by each Piggyback Seller, pro rata in proportion to the number of Registrable Securities sought to be registered by all the Piggyback Sellers and all other proposed sellers, which in the aggregate, when added to the number of securities to be registered under clause (A) above, equals the Maximum Piggyback Number.

               (c) Withdrawal by the Corporation. If, at any time after giving written notice of its intention to register any of its securities as set forth in Section 4.02 and prior to the time the registration statement filed in connection with such registration is declared effective, the Corporation shall determine for any reason not to register such securities, the Corporation may, at its election, give written notice of such determination to Fund IV and each Additional Stockholder and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such particular withdrawn or abandoned registration (but not from its obligation to pay the Registration Expenses (as defined below) in connection therewith as provided herein).

          Section 4.03 Withdrawal Rights. Fund IV or any Additional Stockholder, having notified or directed the Corporation to include any or all of its Registrable Securities in a registration statement under the Securities Act, shall have the right to withdraw any such notice or direction with respect to any or all of the Registrable Securities designated for registration thereby by giving written notice to such effect to the Corporation at least five (5) business days prior to the effective date of such registration statement. In the event of any such withdrawal, the Corporation shall not include such Registrable Securities in the applicable registration and such Registrable Securities shall continue to be Registrable Securities hereunder. No such withdrawal shall affect the obligations of the Corporation with respect to the Registrable Securities not so withdrawn; provided that in the case of a Demand Registration, if such withdrawal shall reduce the number of Registrable Securities sought to be included in such registration below $10 million of aggregate market value as of such date, then the Corporation shall as promptly as practicable give each holder of Registrable Securities sought to be registered notice to such effect, referring to this Agreement and summarizing this Section 4.03, and within five
(5) business days of the effectiveness of such notice, either the Corporation or Fund IV may, by written notices made to each holder of Registrable Securities sought to be registered and the Corporation, elect that such registration statement not be filed or, if theretofore filed, be withdrawn. During such period of five (5) business days, the Corporation shall not file such registration statement if not theretofore filed or, if such registration statement has been theretofore filed, the Corporation shall not seek, and shall use its best efforts to prevent, the effectiveness thereof. Any registration statement withdrawn or not filed (i) in accordance with an election by the Corporation, (ii) in accordance with an election by Fund IV pursuant to Section 4.01(e) hereof, (iii) in accordance with an election by Fund IV prior to the effectiveness of the applicable Demand Registration Statement, or (iv) in accordance with an election by Fund IV subsequent to the effectiveness of the applicable Demand Registration Statement, if any post-effective amendment or supplement to the applicable Demand Registration Statement contains adverse information regarding the Corporation shall not be counted as


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a Demand Registration. Except as set forth in clause (iv) of the previous sentence, any Demand withdrawn in accordance with an election by Fund IV subsequent to the effectiveness of the applicable Demand Registration Statement shall be counted as a Demand Registration unless Fund IV reimburses the Corporation for its reasonable out-of-pocket expenses (but not including any Internal Expenses, as defined below) related to the preparation and filing of such registration statement (in which event such registration statement shall not be counted as a Demand Registration hereunder).

          Section 4.04 Holdback Agreements. Fund IV and each Additional Stockholder agree not to effect any public sale or distribution (including, without limitation, sales pursuant to Rule 144) of equity securities of the Corporation, or any securities convertible into or exchangeable or exercisable for such securities, during the ten (10) day period prior to the date on which the Corporation intends to commence a Public Offering through the period that is ninety (90) days immediately following the effective date of such Public Offering (except as part of such registration), or, if later, the date that is ninety (90) days after the execution date of any underwriting agreement with respect thereto.

          Section 4.05 Registration Procedures.

               (a) Whenever Fund IV or any Additional Stockholder has requested that any Registrable Securities be registered pursuant to this Agreement (whether pursuant to Demand Registration or Piggyback Registration), the Corporation (subject to its right to withdraw such registration as contemplated by Section 4.02(c)) shall use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of distribution thereof and, in connection therewith, the Corporation shall as expeditiously as possible:

                    (i) prepare and file with the Commission a registration statement with respect to such Registrable Securities on any form for which the Corporation then qualifies and is available for the sale of Registrable Securities to be registered thereunder in accordance with the intended method of distribution and use its best efforts to cause such registration statement to become effective within ninety (90) days of the date thereof;

                    (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a continuous period of not less than ninety (90) days (or, if earlier, until all Registrable Securities included in such registration statement have been sold thereunder in accordance with the method of distribution set forth therein) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers


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thereof as set forth in such registration statement (including, without limitation, by incorporating in a prospectus supplement or post-effective amendment, at the request of a seller of Registrable Securities, the terms of the sale of such Registrable Securities);

                    (iii) before filing with the Commission any such registration statement or prospectus or any amendments or supplements thereto, the Corporation shall furnish to counsel selected by Fund IV, counsel for the underwriter or sales or placement agent, if any, and any other counsel for holders of Registrable Securities, if any, in connection therewith, drafts of all such documents proposed to be filed and provide such counsel with a reasonable opportunity for review thereof and comment thereon, such review to be conducted and such comments to be delivered with reasonable promptness;

                    (iv) promptly (a) notify each seller of Registrable Securities of each of (i) the filing and effectiveness of the registration statement and prospectus and any amendment or supplements thereto, (ii) the receipt of any comments from the Commission or any state securities law authorities or any other governmental authorities with respect to any such registration statement or prospectus or any amendments or supplements thereto, and (iii) any oral or written stop order with respect to such registration, any suspension of the registration or qualification of the sale of such Registrable Securities in any jurisdiction or any initiation or threat of any proceedings with respect to any of the foregoing and (b) use its reasonable best efforts to obtain the withdrawal of any order suspending the registration or qualification (or the effectiveness thereof) or suspending or preventing the use of any related prospectus in any jurisdiction with respect thereto;

                    (v) furnish to each seller of Registrable Securities, the underwriters and the sales or placement agent, if any, and counsel for each of the foregoing, a conformed copy of such registration statement and each amendment and supplement thereto (in each case, including all exhibits thereto and documents incorporated by reference therein) and such additional number of copies of such registration statement, each amendment and supplement thereto (in such case without such exhibits and documents), the prospectus (including each preliminary prospectus) included in such registration statement and prospectus supplements and all exhibits thereto and documents incorporated by reference therein and such other documents as such seller, underwriter, agent or counsel may reasonably request in order to facilitate the disposition of the Registrable Securities owned by each such seller;

                    (vi) if requested by the managing underwriter or underwriters of any registration or by Fund IV or Additional Stockholders, subject to approval of counsel to the Corporation in its reasonable judgment, promptly incorporate in a prospectus, supplement or post-effective amendment to the registration statement such information concerning underwriters and the plan of distribution of the Registrable Securities as such managing underwriter or underwriters or such holders shall reasonably furnish to the Corporation in writing and request be included therein, including, without limitation, with respect to the number of Registrable Securities being sold by such holders to such underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus, supplement or post-effective amendment as soon as possible after being notified of the matters to be incorporated in such prospectus, supplement or post-effective amendment;

                    (vii) use its best efforts to register or qualify such Registrable Securities under such securities or "blue sky" laws of such jurisdictions as Fund IV or Additional Stockholders reasonably request and do any and all other acts and things that may be reasonably necessary or advisable to enable Fund IV or Additional Stockholders to consummate the disposition in such jurisdictions of the Registrable Securities owned by them and keep such registration or qualification in effect for so long as the registration statement remains effective under the Securities Act (provided that the Corporation shall not be required to (a) qualify generally to do business in any jurisdiction in which it would not otherwise be required to qualify but for this paragraph, (b) subject itself to taxation in any such jurisdiction in which it would not otherwise be subject to taxation but for this paragraph or (c) consent to the general service of process in any jurisdiction in which it would not otherwise be subject to general service of process but for this paragraph);

                    (viii) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon the discovery that, or of the happening of any event as a result of which, the registration statement covering such Registrable Securities, as then in effect, contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or any fact necessary to make the statements therein not misleading, and promptly prepare and furnish to each such seller a supplement or amendment to the prospectus contained in such registration statement so that such registration statement shall not, and such prospectus as thereafter delivered to the purchasers of such Registrable Securities shall not, contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or any fact necessary to make the statements therein not misleading;

                    (ix) cause all such Registrable Securities to be listed on the Nasdaq National Market or any other securities exchange and included in each established over-the-counter market on which or through which similar securities of the Corporation are listed or traded and, if not so listed or traded, to be listed on the NASD automated quotation system ("Nasdaq") and, if listed on Nasdaq, use its reasonable efforts to secure designation of all such

Registrable Securities covered by such registration statement as a Nasdaq "national market system security" within the meaning of Rule 11Aa2-1 under the Exchange Act, or, failing that, to secure Nasdaq authorization for such Registrable Securities;

                    (x) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter all financial and other records, pertinent corporate documents and properties of the Corporation, and cause the Corporation's officers, directors, employees, attorneys and independent accountants to supply all information reasonably requested by any such sellers, underwriters, attorneys, accountants or agents in connection with such registration statement. Information that the Corporation determines, in good faith, to be confidential shall not be disclosed by such persons unless (a) the disclosure of such information is necessary to avoid or correct a misstatement or omission in such registration statement, or (b) the release of such information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each seller of Registrable Securities agrees, on its own behalf and on behalf of all its underwriters, accountants, attorneys and agents, that the information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Corporation unless and until such is made generally available to the public. Each seller of Registrable Securities further agrees, on its own behalf and on behalf of all its underwriters, accountants, attorneys and agents, that it will, upon learning that disclosure of such information is sought in a court of competent jurisdiction, give notice to the Corporation and allow the Corporation, at its expense, to undertake appropriate action to prevent disclosure of the information deemed confidential;

                    (xi) use its best efforts to comply with all applicable laws related to such registration statement and offering and sale of securities and all applicable rules and regulations of governmental authorities in connection therewith (including, without limitation, the Securities Act and the Exchange
Act) and make generally available to its security holders as soon as practicable (but in any event not later than fifteen (15) months after the effectiveness of such registration statement) an earnings statement of the Corporation and its subsidiaries complying with Section 11(a) of the Securities Act;

                    (xii) permit any seller of Registrable Securities that, in its sole and exclusive judgment, might be deemed to be an underwriter or controlling person of the Corporation to participate in the preparation of such registration statement and to require the insertion therein of material furnished to the Corporation in writing that in the reasonable judgment of such holder and such holder's counsel should be included;

                    (xiii) use reasonable best efforts to furnish to each seller of Registrable Securities a signed counterpart of (a) an opinion of counsel for the Corporation and (b) a comfort letter signed by the independent public accountants who have certified the Corporation's financial statements included or incorporated by reference in such registration statement, covering such matters with respect to such registration statement and, in the case of the accountants' comfort letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' comfort letters delivered to the underwriters in underwritten Public Offerings of securities for the account of, or on behalf of, an issuer of common stock, such opinion and comfort letters to be dated the date such opinions and comfort letters are customarily dated in such transactions, and covering in the case of such legal opinion, such other legal matters and, in the case of such comfort letter, such other financial matters, as Fund IV or Additional Stockholders may reasonably request; and

                    (xiv) take all such other actions as Fund IV or Additional Stockholders or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities.

               (b) Underwriting. Without limiting any of the foregoing, in the event that any offering of Registrable Securities is to be made by or through an underwriter, the Corporation shall enter into an underwriting agreement with a managing underwriter or underwriters containing representations, warranties, indemnities and agreements customarily included (but not inconsistent with the agreements contained herein) by an issuer of common stock in underwriting agreements with respect to offerings of common stock for the account of, or on behalf of, such issuers. In connection with the sale of Registrable Securities hereunder, any seller of such Registrable Securities may, at its option, require that any and all representations and warranties by, and indemnities and agreements of, the Corporation to or for the benefit of such underwriter or underwriters (or which would be made to or for the benefit of such an underwriter or underwriter if such sale of Registrable Securities were pursuant to a customary underwritten offering) be made to and for the benefit of such seller and that any or all of the conditions precedent to the obligations of such underwriter or underwriters (or which would be so for the benefit of such underwriter or underwriters under a customary underwriting agreement) be conditions precedent to the obligations of such seller in connection with the disposition of its securities pursuant to the terms hereof (it being agreed that in connection with any Demand Registration, without limiting any rights or remedies of Fund IV or the Additional Stockholders, in the event any such condition precedent shall not be satisfied and, if not so satisfied, shall not be waived by Fund IV, such Demand Registration shall not be counted as a permitted Demand Registration hereunder). In connection with any offering of Registrable Securities registered pursuant to this Agreement, the Corporation shall (i) furnish to the underwriter, if any (or, if no underwriter, the sellers of such Registrable Securities), unlegended certificates representing ownership of the Registrable Securities being sold, in such denominations as requested and (ii) instruct any transfer agent and registrar of the Registrable Securities to release any stop transfer order with respect thereto.

               (c) Return of Prospectuses. Each seller of Registrable Securities hereunder agrees that upon receipt of any notice from the Corporation of the happening of any event of the kind described in Section 4.05(a)(viii), such seller shall forthwith discontinue such seller's disposition of Registrable Securities pursuant to the applicable registration statement and prospectus relating thereto until such seller's receipt of the copies of the supplemented or amended prospectus contemplated by Section 4.05(a)(viii) and, if so directed by the Corporation, deliver to the Corporation all copies, other than permanent file copies, then in such seller's possession of the prospectus current at the time of receipt of such notice relating to such Registrable Securities. In the event the Corporation shall give such notice, the ninety (90)-day period during which such registration statement must remain effective pursuant to this Agreement shall be extended by the number of days during the period from the date of giving of a notice regarding the happening of an event of the kind described in Section 4.05(a)(viii) to the date when all such sellers shall receive such a supplemented or amended prospectus and such prospectus shall have been filed with the Commission.

          Section 4.06 Registration Expenses. All expenses incident to the Corporation's performance of, or compliance with, its obligations under this Agreement, including, without limitation, all registration and filing fees, all fees and expenses of compliance with securities and "blue sky" laws (including, without limitation, the fees and expenses of counsel for underwriters or placement or sales agents, if any, in connection therewith), all printing and copying expenses, all messenger and delivery expenses, all fees and expenses of underwriters and sales and placement agents, if any, in connection therewith (excluding discounts and commissions and the fees and expenses of counsel therefor), all fees and expenses of the Corporation's independent certified public accountants and counsel (including, without limitation, with respect to "comfort" letters and opinions) (collectively, the "Registration Expenses") shall be borne by the Corporation; provided, however, that in the case of a Piggyback Registration, all incremental costs resulting from applicable federal and "blue sky" registration and filing fees, National Association of Securities Dealers, Inc. filing fees, the expenses and fees for listing the securities to be registered on each securities exchange and included in each established over-the-counter market on which similar securities issued by the Corporation are then listed or traded or for listing on Nasdaq and underwriting discounts and commissions allocable to each of Fund IV and any Additional Stockholder selling Registrable Securities shall be borne by such stockholder. The Corporation shall be responsible for the fees and expenses of one (1) legal counsel retained by Fund IV in connection with the sale of Registrable Securities. Notwithstanding the foregoing, the Corporation shall not be responsible for the fees and expenses of any additional counsel, or any of the accountants, agents or experts retained by Fund IV or the Additional Stockholders in connection with the sale of Registrable Securities. The Corporation will pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties, the expense of any annual audit and the expense of any liability insurance) (collectively, "Internal Expenses") and, except as otherwise provided in this Section 4.06, the expenses and fees for listing the securities to be registered on each securities exchange and included in each established over-the-counter market on which similar securities issued by the Corporation are then listed or traded or for listing on Nasdaq.

          Section 4.07 Indemnification.

               (a) By the Corporation. The Corporation agrees to indemnify, to the fullest extent permitted by law, each holder of Registrable Securities being sold, its officers, directors, members, employees and agents and each Person who controls (within the meaning of the Securities Act) such holder or such an other indemnified Person against all losses, claims, damages, liabilities and expenses (collectively, the "Losses") caused by, resulting from or relating to any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or a fact necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished to the Corporation in writing by or on behalf of such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Corporation has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering and without limiting any of the Corporation's other obligations under this Agreement, the Corporation shall indemnify such underwriters, their officers, directors, employees and agents and each Person who controls (within the meaning of the Securities Act) such underwriters or such an other indemnified Person to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities being sold.

               (b) By Holders of Registrable Securities. In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish, or cause to be furnished, to the Corporation in writing information regarding such holder's ownership of Registrable Securities and its intended method of distribution thereof and, to the extent permitted by law, shall indemnify the Corporation, its directors, officers, employees and agents and each Person who controls (within the meaning of the Securities Act) the Corporation or such an other indemnified Person against all Losses caused by, resulting from or relating to any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is caused by and contained in such information so furnished in writing by or on behalf of such holder; provided, however, that each holder's obligation to indemnify the Corporation hereunder shall be apportioned between each holder based upon the net amount received by each holder from the sale of Registrable Securities, as compared to the total net amount received by all of the holders of Registrable Securities sold pursuant to such registration statement, no such holder being liable to the Corporation in excess of such apportionment.

               (c) Notice. Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which its seeks indemnification; provided, however, the failure to give such notice shall not release the indemnifying party from its obligation, except to the extent that the indemnifying party has been materially prejudiced by such failure to provide such notice.

               (d) Defense of Actions. In any case in which any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, supervision and monitoring (unless such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to the defenses available to such indemnifying party, in which event the indemnified party shall be reimbursed by the indemnifying party for the expenses incurred in connection with retaining separate legal counsel). An indemnifying party shall not be liable for any settlement of an action or claim effected without its consent. The indemnifying party shall lose its right to defend, contest, litigate and settle a matter if it shall fail diligently to contest such matter (except to the extent settled in accordance with the next following sentence). No matter shall be settled by an indemnifying party without the consent of the indemnified party (which consent shall not be unreasonably withheld).

               (e) Survival. The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified Person and will survive the transfer of the Registrable Securities and the termination of this Agreement until the expiration of all applicable statutes of limitations.

               (f) Contribution. If recovery is not available under the foregoing indemnification provisions for any reason or reasons other than as specified therein, any Person who would otherwise be entitled to indemnification by the terms thereof shall nevertheless be entitled to contribution with respect to any Losses with respect to which such Person would be entitled to such indemnification but for such reason or reasons. In determining the amount of contribution to which the respective Persons are entitled, there shall be considered the Persons' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and other equitable considerations appropriate under the circumstances. It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by pro rata or per capita allocation. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not found guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, neither Fund IV nor any Additional Stockholder shall be required to make a contribution in excess of the net amount received by such holder from the sale of Registrable Securities.

                                   ARTICLE V

                                  Miscellaneous

          Section 5.01 Inconsistent Agreements. Without the prior written consent of Fund IV, the Corporation shall not enter into any registration rights agreement that conflicts, or is inconsistent, with the provisions of Article IV of this Agreement.

          Section 5.02 Specific Performance. Each of the Stockholders acknowledges and agrees that in the event of any breach of this Agreement, the non-breaching party or parties would be irreparably harmed and could not be made whole solely by monetary damages. The Stockholders hereby agree that, in addition to any other remedy to which any party may be entitled at law or in equity, they shall be entitled to compel specific performance of this Agreement in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction for such action.

          Section 5.03 Headings. The headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any provisions hereof.

          Section 5.04 Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and there are no restrictions, promises, representations, warranties, covenants, conditions or undertakings with respect to the subject matter hereof, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties hereto with respect to the subject matter hereof, including the Original Agreement.

          Section 5.05 Notices. All notices and other communications required or permitted to be given hereunder shall be in writing and shall be (i) delivered by hand, (ii) delivered by a nationally recognized commercial overnight delivery service, (iii) mailed postage prepaid by first class mail, or (iv) transmitted by facsimile transmission at the address or telecopier number set forth below. Such notices shall be effective: (A) in the case of hand deliveries when received; (B) in the case of an overnight delivery service, on the next business day after being placed in the possession of such delivery service, with delivery charges prepaid; (C) in the case of mail, seven (7) days after deposit in the postal system, first class mail, postage prepaid; and (D) in the case of facsimile notices, when electronic confirmation of receipt is received by the sender. Any party may change its address and telecopy number by written notice to the other given in accordance with this Section 5.05.

          If to the Corporation, to:

               PGT, Inc.
               1070 Technology Drive
               Nokomis, FL 34275
               Attention: Mario Ferrucci III
               Facsimile: (941) 480-2767

               with a copy to:

               Skadden, Arps, Slate, Meagher & Flom LLP
               One Rodney Square
               Wilmington, DE 19801
               Attention: Robert B. Pincus, Esq.
               Fax: (302) 651-3001

          If to JLL Fund IV, L.P., to:

               JLL Partners Fund IV, L.P.
               450 Lexington Avenue, Suite 3350
               New York, NY 10017
               Attention: Ramsey A. Frank
               Facsimile: (212) 286-8626

               with a copy to:

               Skadden, Arps, Slate, Meagher & Flom LLP
               One Rodney Square
               Wilmington, DE 19801
               Attention: Robert B. Pincus, Esq.
               Fax: (302) 651-3001

          If to any of the Management Investors, at the address set forth on the Corporation's transfer books. If to any of the Additional Stockholders, at the address furnished to the Corporation by such Additional Stockholder at the time it becomes a signatory to this Agreement.

          Section 5.06 Applicable Law. The substantive laws of the State of Delaware shall govern the interpretation, validity and performance of the terms of this Agreement, regardless of the law that might be applied under applicable principles of conflicts of laws. THE PARTIES HERETO WAIVE THEIR RIGHT TO A JURY

TRIAL WITH RESPECT TO DISPUTES HEREUNDER; ALL SUCH DISPUTES SHALL BE SETTLED BY BINDING ARBITRATION PURSUANT TO THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION IN NEW YORK, NEW YORK, AND THE ORDER OF SUCH ARBITRATORS SHALL BE FINAL AND BINDING ON ALL PARTIES HERETO AND MAY BE ENTERED AS A JUDGMENT IN A COURT HAVING JURISDICTION OVER THE PARTIES.

          Section 5.07 Severability. The invalidity, illegality or unenforceability of one or more of the provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including, without limitation, any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

          Section 5.08 Successors; Assigns; Third-Party Beneficiaries. The provisions of this Agreement shall be binding upon the parties hereto and their respective heirs, successors and permitted assigns. Fund IV may assign all or any portion of its rights hereunder in connection with the transfer by Fund IV of Shares to a Permitted Transferee. The parties acknowledge and agree that in the event of any such assignment by Fund IV, all references to Fund IV hereunder shall be deemed to include such Permitted Transferee to the extent the applicable rights have been assigned, in whole or in part, to such Permitted Transferee. This Agreement is for the sole benefit of the parties hereto and their respective heirs, successors and permitted assigns and no provision hereof, whether express or implied, is intended, or shall be construed, to give any other Person any other rights or remedies, whether legal or equitable, hereunder.

          Section 5.09 Amendments. This Agreement may not be amended, modified or supplemented unless such modification is in writing and signed by (a) the Corporation and (b) Fund IV.

          Section 5.10 Waiver. Any waiver (express or implied) of any default or breach of this Agreement shall not constitute a waiver of any other or subsequent default or breach.

          Section 5.11 Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile), each of which shall be deemed an original but all of which shall constitute one and the same Agreement.

          Section 5.12 Term. This Agreement shall be subject to, and shall be effective immediately prior to, the consummation of the Initial Public Offering. As of the time that this Agreement becomes effective, the Original Agreement shall immediately terminate and all rights and obligations thereunder shall be of no further force and effect, except that such termination of the Original Agreement shall not relieve any Stockholder from liability for any breach of the Original Agreement occurring prior to such termination. In the event that the Initial Public Offering is not consummated, this

Agreement shall not become effective, and the Original Agreement shall continue in full force and effect. Unless earlier terminated, this Agreement shall terminate upon the seventh anniversary of the consummation of the Initial Public Offering; provided, however, that the provisions of Section 4.07 shall survive termination until the expiration of all applicable statutes of limitations; and provided further that, to the extent that any Demand Registration or Piggyback Registration has commenced at such time, this Agreement shall remain in effect until the termination or expiration of such Demand Registration or Piggyback Registration, as the case may be, and the obligations of Fund IV and the Additional Stockholders pursuant to Section 4.04 hereof shall continue until 90 days following the effectiveness of the Registration Statement related thereto.

                            [SIGNATURE PAGES FOLLOW]

          IN WITNESS WHEREOF, the undersigned hereby agree to be bound by the terms and provisions of this Amended and Restated Security Holders' Agreement as of the date first above written.

                                        PGT, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        JLL PARTNERS FUND IV, L.P.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        MANAGEMENT INVESTORS:


                                        ----------------------------------------
                                        Name: Rodney Hershberger


                                        ----------------------------------------
                                        Name: Jeffrey T. Jackson


                                        ----------------------------------------
                                        Name: Herman W. Moore


                                        ----------------------------------------
                                        Name: Bruce W. Varnadore

                                        ----------------------------------------
                                        Name: Linda Gavit


                                        ----------------------------------------
                                        Name: John I. Rankin


                                        ----------------------------------------
                                        Name: Robert B. McCutcheon


                                        ----------------------------------------
                                        Name: Bradford J. Voss


                                        ----------------------------------------
                                        Name: Deborah L. LaPinska

                                        ----------------------------------------
                                        Name: Randy L. White


                                        ----------------------------------------
                                        Name: David McCutcheon


                                        ----------------------------------------
                                        Name: Julie A. Heinsman


                                        ----------------------------------------
                                        Name: Kevin Harris


                                        ----------------------------------------
                                        Name: Todd Waggoner


                                        ----------------------------------------
                                        Name: Cara L. Dohnalek


                                        ----------------------------------------
                                        Name: Brad Beachy


                                        ----------------------------------------
                                        Name: William I. White


                                        ----------------------------------------
                                        Name: Kenneth W. Hilliard

                                        ----------------------------------------
                                        Name: Gretchen Reimal-Moussa


                                        ----------------------------------------
                                        Name: Debra Madison


                                        ----------------------------------------
                                        Name: Jeffrey Slabach


                                        ----------------------------------------
                                        Name: Gary Stokes


                                        ----------------------------------------
                                        Name: James Cassidy


                                        ----------------------------------------
                                        Name: Samuel Bryant


                                        ----------------------------------------
                                        Name: David Olmstead


                                        ----------------------------------------
                                        Name: Monte Burns